                                                                    EXHIBIT 10.6

                                                    OPTIONEE: RICHARD P. GARDNER

[BINDVIEW LOGO]


                               NONQUALIFIED STOCK
                                OPTION AGREEMENT

-----------------------------------------------------------------
NUMBER OF SHARES:       Omnibus Incentive Plan:
                        372,069 shares

                        Incentive Stock Option Plan:
                        137,931 shares

                        1997 Incentive Plan:
                        315,000 shares
-----------------------------------------------------------------
GRANT DATE:             May 1, 2001
-----------------------------------------------------------------
PLAN:                   Omnibus Incentive Plan
-----------------------------------------------------------------
EXPIRATION DATE:        Grant Date plus ten (10) years
-----------------------------------------------------------------
STRIKE PRICE:           $ 2.90
-----------------------------------------------------------------
PRIOR                   First Amended and Restated Nonqualified
AGREEMENT:              Stock Option Agreement of BindView
                        Development Corporation Omnibus
                        Incentive Plan between the parties
                        dated May 1, 2000, for 1,650,000 shares


-----------------------------------------------------------------



-----------------------------------------------------------------
                        VESTING SCHEDULE
                      (FOUR-YEAR VESTING)
-----------------------------------------------------------------
                                                NO. OF SHARES
        EVENT               DATE                   VESTED
-----------------------------------------------------------------
Vesting                 May 1, 2001           None
Start Date:
-----------------------------------------------------------------
First Vesting Date      August 1, 2001        one-sixteenth
                                              (1/16) of the
                                              full number of
                                              Shares
-----------------------------------------------------------------
Subsequent vesting      each three (3)        an additional
dates                   months after the      one-sixteenth
                        First Vesting Date    (1/16) of the
                                              full number of
                                              Shares, until
                                              vested as to 100%
                                              of the Shares
-----------------------------------------------------------------

         BindView Corporation ("BINDVIEW" or "US") hereby grants to the "OPTIONEE" identified above ("YOU") the option to purchase from BindView up to but not exceeding in the aggregate the number of shares of common stock, no par value per share, of BindView (the "SHARES") at the "STRIKE PRICE" per share, as set forth above. Because such option covers multiple Shares, it is referred to herein in plural form as the "OPTIONS." The grant of the Options is subject to the terms and conditions of this "AGREEMENT" and to the terms and conditions of the Omnibus Incentive Plan ( "PLAN") as amended by BindView's Board of Directors ("BOARD") from time to time, which is incorporated herein by reference, and a copy of which will be provided to you upon request. All Section references are to sections of this Agreement except as otherwise indicated. [BindView Corporation is a registered assumed name of BindView Development Corporation.]

         1. The Options are granted on the same terms and conditions as set forth in the Prior Agreement (which is incorporated herein by reference). In the case of any inconsistency between this Agreement and the Prior Agreement, the Prior Agreement shall control, except for the following:

                  a. the Options shall be for the Shares and at the Strike Price set forth above;

                  b. the Options shall be for a term commencing on the "GRANT DATE" and ending on the "EXPIRATION DATE," each as set forth above, unless the Options are terminated earlier by reason of termination of your employment, in which case the applicable provisions of the Plan will control; and

                  c. the Options shall vest and become exercisable as provided in the "VESTING SCHEDULE" above (subject to any accelerated-vesting provisions in the Prior Agreement, which shall control to the extent applicable in accordance with their terms).

         2. This Agreement does not amend or modify the Prior Agreement in respect of the option grant referred to therein.

         3. Nothing in this Agreement shall be deemed (i) to constitute an employment contract, express or implied, nor (ii) to impose any obligation on us or any of our affiliates to employ you at all or on any particular terms, nor
(iii) to amend any other agreement between you and us, nor (iv) to impose any obligation on you to work for us, nor (v) to limit our right to terminate your employment for any reason, with or without cause, nor (vi) to limit your right to resign from your employment.

Executed to be effective as of the Grant Date.

BINDVIEW CORPORATION, BY:


----------------------------------
Eric J. Pulaski, Chairman and
Chief Technology Officer


The Option has been accepted by the above-named Optionee, subject to the terms and provisions of the Plan and of this Agreement, by which the Optionee agrees to be bound


X __________________________________
    RICHARD P. GARDNER

                                OPTIONEE:  RICHARD P. GARDNER - 1,650,000 SHARES



                           FIRST AMENDED AND RESTATED
                       NONQUALIFIED STOCK OPTION AGREEMENT
                                       OF
                        BINDVIEW DEVELOPMENT CORPORATION
                             OMNIBUS INCENTIVE PLAN

BACKGROUND RECITATIONS

         A. By resolution dated January 5, 2000, the Board of Directors ("Board") of BindView Development Corporation (the "Company") approved the contingent grant, to the "Optionee" identified above, of options (the "Prior Options") to purchase 1,000,000 shares of the Company's common stock at a strike price of $46.75 per share and an additional 250,000 shares at a strike price of $80 per share, respectively.

         B. Such approval by the Board was expressly given subject to a condition subsequent, namely the subsequent approval by the shareholders of the Company of an increase in the number of shares of common stock of the Company reserved and authorized for issuance under the BindView Development Corporation Omnibus Incentive Plan (the "Plan").

         C. On January 5, 2000, the Optionee and the chairman of the Board executed two agreements dated January 5, 2000 ("Prior Option Agreements"), which respectively provided for the grant of the Prior Options. The Prior Option Agreements were each made subject to the Plan, which was incorporated by reference into each Prior Option Agreement.

         D. The Plan provides that stock option grants are made either by the Board of Directors of the Company ("Board") or by the Compensation Committee or other committee of the Board consisting solely of at least two members each of whom are Non-Employee Directors and Outside Directors.

         E. The Prior Option Agreements therefore were entered into subject to the condition subsequent set forth in the Board's approval referred to in paragraph B above, namely the subsequent shareholder approval referred to in that paragraph.

         F. As of the date hereof, the subsequent shareholder approval referred to in paragraph B above has not occurred. The Company's grant of the Prior Options therefore remains a contingent grant.

         G. By resolution dated May 1, 2000, the Compensation Committee of the Board approved the Company's entering into an agreement with the Optionee to amend the Prior Option Agreements and to exchange the Optionee's contingently-granted Prior Options for a new option (also contingently granted) to purchase common stock. Such agreement is set forth in this First Amended and Restated Nonqualified Option Agreement (this "Agreement").

         H. This Agreement constitutes a single combined and consolidated amendment and restatement of both of the Prior Option Agreements, both of which are superseded hereby, and both of which the parties agree may be marked with an appropriate legend to that effect.

GRANT

         The Company hereby grants to the Optionee, subject to the condition subsequent set forth below, the option ("New Option") to purchase from the Company up to but not exceeding in the aggregate ONE MILLION SIX HUNDRED THOUSAND AND FIFTY (1,650,000) shares of common stock, no par value per share, of the Company (the "Shares") at the "Strike Price" of TEN DOLLARS ($10.00) per Share, effective May 1, 2000 (the "Grant Date"). The New Option is granted subject to the terms and conditions of this Agreement and to the

                                OPTIONEE:  RICHARD P. GARDNER - 1,650,000 SHARES

terms and conditions of the Plan. The New Option is also granted subject to and conditioned on the shareholder approval referred to in paragraph B above (such approval is scheduled to be voted on by the shareholders at the Company's annual meeting on May 5, 2000). If the outstanding shares of common stock or other securities of the Company, or both, for which the New Option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares of common stock or other securities subject to the Plan or subject to the New Option and the Strike Price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate Strike Price. All Section references are to sections of this Agreement except as otherwise indicated.

     1. TERM. The New Option shall expire on January 5, 2010 unless such New Option is terminated earlier by reason of the Optionee's termination of employment as provided in the Plan and in this Agreement.

     2. VESTING. Subject to the acceleration provisions of Section 7, the New Option shall vest and become exercisable as to twenty percent (20%) of its associated Shares on January 5, 2001, and an additional 20% on each anniversary thereof until such New Option becomes fully vested.

     3. EXERCISE. The Optionee is entitled to exercise the New Option granted by this Agreement as to all or any part of the Shares as to which such New Option has vested.

     4. NONCOMPETITION. As a condition to, and in consideration of, the Company's granting to the Optionee the New Option to acquire securities of the Company, and giving the Optionee access to certain confidential and proprietary information, as well as special training and knowledge, which the Optionee recognizes is valuable to the Company and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by the provisions of this Section 4 as applied to the Optionee and all other optionholders similarly situated to the Optionee, the Optionee hereby agrees as follows:

            (a) For "a reasonable period of time" after termination of the Optionee's employment with the Company and within "a reasonable territory," defined in Sections 4(b) and 4(c), the Optionee will not for any reason, directly or indirectly, by any means or device, for himself or on behalf of or in conjunction with any person, partnership or corporation (i) compete with the Company in the development or marketing of systems-management and/or security-management software products which manage distributed client/server networks operating in the Microsoft Windows NT, Novell NetWare, or UNIX (including without limitation LINUX) environments, (ii) solicit any customers of the Company to purchase the products or services which, as of the date of such termination, would compete directly or indirectly, with those which were offered by the Company or were reasonably foreseeable to be offered by the Company during such period of time or (iii) work on or develop, directly or indirectly, for any competitor of the Company any programs or software similar to those upon which the Optionee worked or assisted during the Optionee's employment with the Company. The aforementioned period of time specified in this paragraph will not run during any period when the Optionee is committing any act prohibited by this Agreement.

            (b) As used in this Agreement, "a reasonable period of time" means one year, except as otherwise provided herein. If the Optionee violates the covenants set forth in Section 4(a), and the Company brings a legal action for injunctive or other relief, the Company shall not be deprived of the benefit of the full reasonable period of time. Accordingly, the covenants set forth in the preceding paragraph shall be deemed to have a duration of the reasonable period of time, with such period commencing upon the later of (i) the termination of the Optionee's employment with the Company and (ii) if the Company brings a action to enforce the covenants contained in Section 4(a), the date of entry by a court of competent jurisdiction of a final judgment enforcing such covenants.

                                OPTIONEE:  RICHARD P. GARDNER - 1,650,000 SHARES

            (c) As used in this Agreement, "a reasonable territory", in view of the international nature of the markets in which the Company competes, means the United States of America and any foreign market in which the Company's products are sold or are reasonably foreseeable to be sold during the reasonable period of time.

            (d) The covenants set forth in Section 4(a) will accrue to the benefit of the Company, regardless of the reason(s) for the termination of the Optionee's employment with the Company, provided, however, that in the event of termination following a Change of Control or for Good Reason, the term "reasonable period of time" will mean six (6) months.

            (e) The Optionee acknowledges that the obligations of this Agreement are directly related to the grant of the New Option by the Company and are necessary to protect the Company's legitimate business interests. The Optionee acknowledges that the Company's need for the covenants set forth in this Agreement is based on the following: (i) the substantial time, money and effort expended and to be expended by the Company in developing technical designs, computer program source codes, marketing plans and similar confidential information; (ii) the fact that the Optionee will be personally entrusted with the Company's confidential and proprietary information; (iii) the fact that, after having access to the Company's technology and other confidential information, the Optionee could become a competitor of the Company; and (iv) the highly competitive nature of the Company's industry, including the premium that competitors of the Company place on acquiring proprietary and competitive information.

            (f) Notwithstanding the foregoing, the Optionee may acquire an ownership interest, directly or indirectly, of not more than 5% of the outstanding securities of any corporation which is engaged in a business competitive with the Company and which is listed on any recognized securities exchange or traded in the over the counter market in the United States; provided, that such investment is of a totally passive nature and does not involve the Optionee devoting time to the management or operations of such corporation.

     5. NONQUALIFIED NEW OPTION. Each New Option is a nonqualified stock option that is not intended to be governed by Section 422 of the Internal Revenue Code of 1986, as amended.

     6. ACCEPTANCE. The Optionee in accepting the New Option accepts and agrees to be bound by all the terms and conditions of this Agreement and of the Plan which pertain to non-qualified stock options granted under the Plan.

     7. ACCELERATION OF VESTING.

            (a) As to any New Option granted under this Agreement that has not yet vested as to any portion of its associated Shares (i.e., the vesting date(s) has not yet been reached as to that portion of the Shares), the unvested portion of such New Option shall be accelerated and shall automatically vest and become fully exercisable (referred to below as becoming "fully vested," as follows.

                (1) ACCELERATION DUE TO CERTAIN TERMINATIONS OF EMPLOYMENT. As of the effective date of any termination of the Optionee's employment with the Company ("Termination Date"), any unvested portion of the New Option that had been granted by this Agreement on or before the Termination Date shall become fully vested as to a portion of any remaining unvested portion of the Shares associated with such New Option, as set forth in the table below:

                                OPTIONEE:  RICHARD P. GARDNER - 1,650,000 SHARES




                                                             REMAINING UNVESTED PORTION
         REASON FOR TERMINATION OF EMPLOYMENT                THAT BECOMES FULLY VESTED
         ----------------------------------------------------------------------------------
         The Optionee's death or disability                  As stated in the Plan
         ----------------------------------------------------------------------------------
         By Gardner, for Good Reason, other than in          50%
         connection with a Change of Control (defined
         below)
         ----------------------------------------------------------------------------------
         By Gardner, following a Change of Control           100%
         (defined below)
         ----------------------------------------------------------------------------------
         By Gardner, other than for Good Reason              None
         ----------------------------------------------------------------------------------
         By the Company, for Cause (defined below)           None
         ----------------------------------------------------------------------------------
         By the Company, other than for Cause, except in     50%
         connection with a Change of Control
         ----------------------------------------------------------------------------------
         By the Company, other than for Cause, in            As provided in Section 7(a)(2)
         connection with a Change of Control
         ----------------------------------------------------------------------------------

         HYPOTHETICAL EXAMPLE: Suppose that (i) the New Option had previously become vested as to 40% of the associated Shares, and (ii) the Optionee's employment with the Company is terminated by him for Good Reason. Upon such termination, the New Option will become fully vested as to an additional 30% (i.e., 100% minus 40%, times one-half) of the associated Shares.

As used herein:

            (A) "Cause" means either (i) the willful commission by the Optionee of an act constituting a dishonest or other act of material misconduct, or conviction of a fraudulent act or a felony under the laws of any state or of the United States to which the Company or the Optionee is subject, and such act results (or is intended to result directly or indirectly) in the Optionee's substantial gain or personal enrichment to the material and demonstrable detriment of the Company; or (ii) the material breach by the Optionee of any representation or covenant made in his employment agreement with the Company ("Employment Agreement"); or (iii) the commission by the Optionee of repeated breaches of the Employment Agreement, where the Company notifies the Optionee in writing of each such breach, and prior to termination, the Company gives the Optionee thirty (30) days advance written notice of its intention to terminate the Optionee's employment for Cause at the end of such thirty-day period. For purposes of clause (i) of the previous sentence, any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Optionee in good faith and in the best interests of the Company.

            (B) "Good Reason" means the occurrence of any of the following, other than with the Optionee's prior written consent: (i) any removal of the Optionee from, or any failure to reelect or to reappoint the Optionee to, the office of Chief Executive Officer or Director of the Company; (ii) a reduction by the Company in the amount of, or the Company's failure to pay, the Optionee's base salary at the time and in the manner and amount specified in his Employment Agreement; (iii) a reduction by the Company in the amount of, or the Company's failure to pay, any Bonus required to be paid to the Optionee at the time and in the manner and amount specified in his Employment Agreement; or (iv) the failure by the Company to comply with its obligations under Section 8 of this Agreement (concerning assumption of this Agreement by any successor or assign of the Company).

                                OPTIONEE:  RICHARD P. GARDNER - 1,650,000 SHARES


            (C) A "Change of Control" of the Company shall be deemed to have occurred if, after the effective date written below:

                (i) a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) shall be filed with the Commission pursuant to the Exchange Act and that report discloses that any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 20 percent or more of the outstanding Voting Stock;

                (ii) any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any Voting Stock (or any securities convertible into Voting Stock) and, immediately after consummation of that purchase, that person is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 20 percent or more of the outstanding Voting Stock (such person's beneficial ownership to be determined, in the case of rights to acquire Voting Stock, pursuant to paragraph (d) of Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act);

                (iii) the consummation of:

                      (x) a merger, consolidation or reorganization of the Company with or into any other person if (a) the Company is not the surviving entity or (b) as a result of such merger, consolidation or reorganization, 50 percent or less of the combined voting power of the then-outstanding securities of such other person immediately after such merger, consolidation or reorganization are held in the aggregate by the holders of Voting Stock immediately prior to such merger, consolidation or reorganization;

                      (y) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company and its consolidated subsidiaries to any other person if as a result of such sale, lease, exchange or other transfer, 50 percent or less of the combined voting power of the then-outstanding securities of such other person immediately after such sale, lease, exchange or other transfer are held in the aggregate by the holders of Voting Stock immediately prior to such sale, lease, exchange or other transfer; or

                      (z) a transaction immediately after the consummation of which any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act) would be the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of more than 50 percent of the outstanding Voting Stock;

                (iv) the stockholders of the Company approve the dissolution of the Company; or

                (v) during any period of 12 consecutive months, the individuals who at the beginning of that period constituted the Board of Directors shall cease to constitute a majority of the Board of Directors, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least a two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

                                OPTIONEE:  RICHARD P. GARDNER - 1,650,000 SHARES

            (D) "Voting Stock" means shares of capital stock of the Company the holders of which are entitled to vote for the election of directors, but excluding shares entitled to so vote only upon the occurrence of a contingency unless that contingency shall have occurred.

         (2) ACCELERATION DUE TO CHANGE OF CONTROL. In the event of a Change of Control, any unvested portion of the New Option as of the effective date of such Change of Control shall become fully vested unless the Optionee remains Chief Executive Officer and a member of Board of Directors (i) of the Company, or (ii) of the surviving entity in any merger, consolidation or reorganization of the Company with or into any other person in which the Company is not the surviving entity.

         (b) ACCELERATION SAVINGS CLAUSE.

         (1) Notwithstanding the foregoing, acceleration shall not occur if all of the following occur: (i) a contemplated Change of Control would occur prior to the date two (2) years following the Grant Date; (ii) such potential acceleration of vesting (and exercisability) would by itself result in a contemplated Change of Control that would otherwise be eligible to be accounted for as a "pooling of interests" accounting transaction to become ineligible for such accounting treatment; and (iii) the potential acquiror of the Company desires to account for such contemplated Change of Control as a "pooling of interests" transaction. The restriction on acceleration in this Section 7(b)(1) is referred to as the "Acceleration Restriction."


         (2) The Acceleration Restriction shall be deemed inoperative with respect to a contemplated Change of Control if by itself it would result in such Change of Control being ineligible to be accounted for as a "pooling of interests" accounting transaction.

         (3) The applicability of the Acceleration Restriction with respect to a particular Change of Control shall not limit any potential acceleration of vesting (and exercisability) with respect to any subsequent Change of Control. Likewise, the application of the Acceleration Restriction to any such subsequent Change of Control shall be determined without regard to the applicability of such restrictions to any prior Change of Control.

         (4) Any and all accounting issues arising under this Section 7(b) shall be determined by the Company's independent public accountants applying generally accepted accounting principles.

     8. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon (i) the Company and its successors and assigns, and (ii) the Optionee and his heirs and legal representatives. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     9. CANCELLATION OF PRIOR OPTIONS. The parties agree that the contingently-granted Prior Options are hereby irrevocably canceled and forfeited in favor of the New Option granted by this Agreement.

                                OPTIONEE:  RICHARD P. GARDNER - 1,650,000 SHARES


Executed to be effective as of May 1, 2000.


BINDVIEW DEVELOPMENT CORPORATION, BY:     The New Option has been accepted by
                                          the undersigned, subject to the terms
                                          and provisions of the Plan and of this
                                          Agreement.

----------------------------------        --------------------------------------
Eric J. Pulaski, Chairman of the          Richard P. Gardner
Board, on behalf of the Company
and the Board